LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
1.	The undersigned hereby makes, constitutes and appoints each of Mark
Heleen, Carol Rakatansky and Matthew Wallace or each of them acting individually,as his or her true and lawful attorney-in-fact, with full power and authority to:
(A)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC")
a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned  to make electronic filings with the SEC of the reports required by Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
(B)	prepare, execute in the undersigned's name and on the undersigned's behalf and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities and derivative securities of SLM Corporation,
(the "Corporation"), with the United States Securities and Exchange Commission, any national securities exchanges and the Corporation, as considered necessary or advisable under Section 16(a) of the Exchange Act;
(C)	do and perform any and all acts for and on behalf of the undersigned which may be legally required or desirable in connection with the foregoing, including, but not limited to, seeking or obtaining information on transactions in the Corporation's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorney-in-fact and approves and ratifies any such release of information; and
(D)	perform any and all other acts which in the discretion of such attorney-in-fact are legally required or desirable for and on behalf of the undersigned in connection with the foregoing, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
2.	The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, hereby ratifying and confirming all that each such attorney-in-fact of, for and on behalf of the undersigned, shall heretofore or hereafter lawfully do or cause to be done by virtue of this
Limited Power of Attorney.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, nor relieving the undersigned of, any of the undersigned's responsibilities to identify, disclose, ensure the proper reporting of and monitor the reporting of and any potential liability with respect to any transactions and holdings under
Section 16 of the Exchange Act.
3.	This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in the
Corporation's securities, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.  Upon signing of this Limited Power of Attorney, the undersigned hereby revokes all previous powers of attorney granted concerning the subject matter herein.
        IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of the 29th day of October, 2009.


                                      Signature:    /s/ Barry A. Munitz